Exhibit 99.3

COHU, INC. ATTN: VICKIE SERVIS 12367 CROSTHWAITE CIRCLE POWAY, CA 92064-6817

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1 and 2.			For	Against	Abstain

1.  To approve the issuance of Cohu common stock in connection with the merger of Xavier Acquisition Corporation with and into Xcerra Corporation (“Xcerra”) with Xcerra continuing as the surviving corporation and a wholly owned subsidiary of Cohu, to the extent such issuance would require approval under NASDAQ Stock Market Rule 5635 (a) (the “Stock Issuance Proposal”).

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2.  To approve any adjournment of the Cohu Special Meeting, if necessary or appropriate, including to permit further solicitation of proxies if there are not sufficient votes at the time of the Cohu Special Meeting to approve the Stock Issuance Proposal.

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NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The S-4 Proxy Doc is/are available at

www.proxyvote.com

COHU, INC.

Special Meeting of Stockholders

August 30, 2018 8:30 AM PDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Luis A. Müller, Jeffrey D. Jones and Thomas D. Kampfer, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of COHU, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholder(s) to be held at 8:30 a.m. PDT on August 30, 2018, at 12367 Crosthwaite Circle, Poway CA 92064-6817, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side